COMTEC INTERNATIONAL, INC.

                    INDEX TO FINANCIAL STATEMENTS


                                                                Page

    Report of Independent Certified Public Accountants           F-1

    Balance Sheets at December 31, 1994 and June 30, 1995        F-2

    Statements of Operations for the period from inception to
December 3 1,
    1994, the six months ended June 30, 1995 and cumulative
    amounts from inception to June 30, 1995                      F-4

    Statements of Changes in Stockholders' Equity (Deficit) for the
period
    from inception to June 30, 1995                              F-5

    Statements of Cash Flows for the period from inception to
December 31,
    1994, the six months ended June 30, 1995 and cumulative
    amounts from inception to June 30, 1995                      F-8

    Notes to Consolidated Financial Statements                  F-11




                   KEY COMMUNICATIONS GROUP, INC.
                       KEY CAR FINANCE COMPANY
                    WHOLLY OWNED SUBSIDIARIES OF
                 KEYSTONE HOLDING CORPORATION, INC.

                    Combined Financial Statements
                December 31, 1994 and April 30, 1995





         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Key Communications Group, Inc.
Key Car Finance Company


We have audited the accompanying combined balance sheet of Key Communications Group, Inc. and Key Car Finance Company (development stage enterprises) as of December 31, 1994, and the related combined statements of operations, stockholders equity (deficit), and cash flows for the period from inception to December 31, 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Key Communications Group, Inc. and Key Car Finance Company (development stage enterprises) at December 31, 1994, and the results of their operations and their cash flows for the period from inception to December 31, 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. As shown in the financial statements, the Companies have incurred substantial losses since inception, and on a combined basis reflect a deficit in capital, which raises substantial doubt about the ability of the Companies to continue as a going concern. Management's plans in regard to those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                     /s/ Causey Demgon & Moore, Inc.

Denver, Colorado
June 14,, 1996

                       Combined Balance Sheet

                                            December 31,     April 30,
                                               1994             1995
                                                             (Unaudited)
                                Assets
Current assets
  Cash                                      $     737         $     -
  Accounts receivable - employees                 100               -
       Total current assets                       837               -

Property and equipment (Notes 2, 3 and 4)
  Land (Note 6)                               203,951            203,951
  Building (Note 6)                           188,263            188,263
  Communications equipment                    300,000            300,000
  Automobile                                    5,150              5,150
  Computer equipment                            9,069              9,069
                                              706,433            706,433
  Less accumulated depreciation                (5,993)           (16,781)
       Net property and equipment             700,440            689,652

                                            $ 701,277         $  689,652

            Liabilities and Stockholders' Equity (Deficit)
Current liabilities
  Bank overdraft                            $     -           $    2,317
  Accounts payable                             21,727             22,789
  Accrued payroll and payroll taxes           123,034              2,299
   Accrued management fees payable - related    5,262             15,262
    party (Note 4)
  Other accrued expenses                       11,548             13,321
   Notes payable - related parties  (Note     156,648            149,706
    2)
  Deferred income                              13,862             13,862
    Current  portion oflong-term  note          2,478              3,349
     payable (Note 2)
  Advances from affiliate (Note 4)            178,090                 -
       Total current liabilities              512,649            222,905

Long-term note payable (Note 2)               348,744            347,072

Commitments and contingencies (Note 2)

Stockholders' equity (deficit) (Note 3)
   Key Car convertible preferred stock, $1
    authorized, 172,720 shares issued and
    outstanding                               172,720            172,720
   Key Car common stock, no par value;
    100,000,000 shares authorized, 10,000         100                100
    shares issued and outstanding
   Key Comm preferred stock, no shares             -                   -
    issued or outstanding
   Key Comm common stock, no par value;
    100,000 shares authorized, 3,600,000      260,000            260,000
    shares issued and outstanding
  Additional paid-in capital                 (280,506)           120,989
    Deficit   accumulated during the         (312,430)          (434,134)
     development stage
          Total stockholders' equity         (160,116)           119,675
           (deficit)

                                        $     701,277         $  689,652

                  Combined Statement of Operations
 For the Period from Inception to December 31, 1994, the Four Months
          Ended April 30, 1995 and Cumulative Amounts from
                     Inception to April 30, 1996

                                                                Cumulative
                                 December 31,     April 30,    Amounts from
                                     1994           1995        Inception
                                                (Unaudited)    (Unaudited)
Revenues
  Rent income                    $   3,862      $  18,587      $  22,449
  Other                                 12          4,564          4,576
     Total revenues                  3,874         23,151         27,025

Expenses
  General and                      259,399        121,161        380,560
   administrative (Note 3)
  Interest expense                  36,905         13,694         50,599
  Management fees - related
   party (Note 4)                   20,000         10,000         30,000
     Total expenses                316,304        144,855        461,159

Net loss (Note 5)                $(312,430)     $(121,704)     $(434,134)

   Combined Statement of Changes in Stockholders' Equity (Deficit)
           For the Period from Inception to April 30, 1995

                                    Key Car              Key    Car
                                Preferred Stock         Common Stock
                              Shares      Amount      Shares      Amount
Issuance of common stock
to Keystone Holding               -      $    -       10,000     $   100
(Note 3)

Issuance of preferred
stock for purchase of         172,720    172,720          -           -
land and building
(Note 3)

Issuance of common stock
to Keystone upon                  -           -           -           -
incorporation (Note 3)

Issuance of common stock
to Keystone upon
purchase of                       -           -           -           -
communication equipment
(Note 3)

Special distribution to
shareholder of Key Car            -           -           -           -
(Note 3)

Net loss for the period
ended December 31, 1994           -           -           -           -

Balance at December 31,       172,720    172,720      10,000          -
1994

Contributions to capital
of accrued wages to
officers (unaudited)              -           -           -           -
(Note 3)

Forgiveness of amounts
owed by Key Comm and Key
Car to Keystone for               -           -           -           -
advances made
(unaudited) (Note 3)

Net loss for the four
months ended April 30,            -           -           -           -
1995 (unaudited)

Balance, April 30, 1995       172,720    $172,720     10,000     $   100
(unaudited)

Continued on following page.

   Combined Statement of Changes in Stockholders' Equity (Deficit)
           For the Period from Inception to April 30, 1995

Continued from previous page.
                                                               Deficit
                                                              Accumulated
                                                                During
                               Key  Comm          Additional      the
                             Common  Stock          Paid-in   Development
                          Shares          Amount    Capital      Stage
Issuance of common stock
to Keystone Holding               -      $    -           -     $     -
(Note 3)

Issuance of preferred
stock for purchase of             -           -           -           -
land and building
(Note 3)

Issuance of common stock
to Keystone upon            1,200,000         -           -           -
incorporation (Note 3)

Issuance of common stock
to Keystone upon
purchase of                 2,400,000    260,000          -           -
communication equipment
(Note 3)

Special distribution to
shareholder of Key Car            -           -      (280,506)        -
(Note 3)

Net loss for the period
ended December 31, 1994           -           -           -     (312,430)

Balance at December 31,     3,600,000    260,000     (280,506)  (312,430)
1994

Contributions to capital
of accrued wages to               -           -      217,000          -
officers (unaudited)
(Note 3)

Forgiveness of amounts
owed by Key Comm and Key
Car to Keystone for               -           -      184,495          -
advances made
(unaudited) (Note 3)

Net loss for the four
months ended April 30,            -           -           -     (121,704)
1995 (unaudited)

Balance, April 30, 1995     3,600,000    $260,000    120,989    $(434,134)
(unaudited)



                  Combined Statement of Cash Flows
 For the Period from Inception to December 31, 1994, the Four Months
          Ended April 30, 1995 and Cumulative Amounts from
                     Inception to April 30, 1996

                                                              Cumulative
                                 December 31,     April 30,   Amounts from
                                    1994            1995       Inception
                                                 (Unaudited)     (Unaudited)
Operating activities
  Net loss                       $(312,430)     $(121,704)      $ (434,134)
   Adjustments to reconcile
    net loss to net cash used
    in operating activities
     Depreciation                    5,993         10,788           16,781
     Changes in assets and
      liabilities
       Accounts receivable -
        employees                    (100)            100               -
       Accounts payable            21,727           1,062           22,789
       Accrued payroll and
        payroll taxes             123,034          96,265          219,299
       Other accrued               16,810          10,000           26,810
        liabilities
       Deferred income             13,862          (6,942)           6,920
                                  181,326         111,273          292,599
          Net cash used in
           operating activities  (131,104)        (10,431)        (141,535)

Cash used in financing
 activities
  Bank overdraft                       -            2,317            2,317
  Notes payable                        -            1,773            1,773
  Payments on note payable -
   related parties                (45,471)             -           (45,471)
  Payments on mortgage               (778)          (801)           (1,579)
   payable
  Advances from related           178,090          6,405           184,495
   party
         Net cash provided by
          financing activities    131,841          9,694           141,535

Increase (decrease) in cash           737           (737)               -

Cash, beginning of period              -             737                -

Cash, end of period             $     737      $      -          $      -


Continued on following page.

                  Combined Statement of Cash Flows
 For the Period from Inception to December 31, 1994, the Four Months
          Ended April 30, 1995 and Cumulative Amounts from
                     Inception to April 30, 1996


Supplemental   disclosures  of  non-cash  investing   and   investing
activities

     During the year ended December 31, 1994, the Companies financed the acquisition of land and building, and of communications equipment from officers of the companies through the issuance of notes payable and issuance of common and preferred stock. Additionally, the Companies financed the acquisition of an automobile and computer equipment from related parties through notes payable.

                                                              Cumulative
                                 December 31,    April 30,    Amounts from
                                      1994         1995        Inception
                                               (Unaudited)    (Unaudited)

Purchase of building:
  Land                            $203,951        $    -        $203,951
  Building                         188,263             -         188,263
  Note payable - mortgage         (352,000)            -        (352,000)
   assumed
  Preferred stock                 (172,720)            -        (172,720)
  Note payable                    (148,000)            -        (148,000)
  Special distribution             280,506             -         280,506

                                  $     -         $    -        $     -

     During the period ended April 30, 1995, the officers of Key Comm relieved the Company from liability for accrued salaries for a period of five months amounting to $217,000 (Note 3).

     Additionally, Keystone, an affiliated company, forgave amounts owed by Key Comm and Key Car in the amount of $184,495 (Note 4).

                                                              Cumulative
                                 December 31,     April 30,   Amounts from
                                   1994             1995      Inception
                                                 (Unaudited)   (Unaudited)
Cash paid for interest           $  27,429      $   5,616      $  33,045



Note 1 - Organization and Summary of Significant Accounting Policies

Key Car Finance Company (Key Car) was incorporated in Colorado on March 15, 1994 for the purpose of owning and renting land and a building in Parker, Colorado to a single tenant. Key Communications Group, Inc. (Key Comm) was incorporated in Colorado on March 30, 1994 for the purpose of entering the communications industry. The Companies are considered to be in the development stage as more fully defined in Financial Accounting Standards Board Statement No. 7. Key Car and Key Comm were both wholly owned subsidiaries of Keystone Holding Corporation, Inc. (Keystone) until May 10, 1995 at which time both entities were sold to another related entity in a stock for stock exchange (Note 7).

These financial statements have been prepared on a combined basis since both companies were wholly owned subsidiaries of Keystone. All significant intercompany accounts and transactions have been eliminated in these combined financial statements.

Basis of Presentation

The accompanying financial statements for the four months ended April 30, 1995 and cumulative amounts from inception to April 30, 1995 have been prepared by the Companies without audit and reflect, in the opinion of management, all adjustments necessary for a fair presentation of the combined financial position as of April 30, 1995, and the combined results of operations and cash flows for the periods ended April 30, 1995.

Continuing Operations

The Companies' financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The liquidity of the Company has been adversely affected by net losses of $434,134 since inception. The Companies, continued existence is dependent upon its ability to achieve profitable operations, and obtain additional equity and debt financing (Note 7).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 1 - Organization and Summary of Significant Accounting Policies

Depreciation and Amortization

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:


                                              Year

     Building
                                              28
     Communications equipment
                                              10
     Automobile
                                              5
     Computer equipment
                                              5

Income Taxes

Income taxes are provided based on earnings reported in the financial statements. The Companies follow Statement of Financial Accounting No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income.

Cash Flows

For purposes of the statement of cash flows, the Companies consider cash and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.


Note 2  Notes Payable

Notes payable consisted of the following at December 31, 1994 and April 30, 1995:

                                               December 31,     April 30,
                                                   1994           1995
10%     notes     payable,     due     to
officers/directors of Key Comm, principal
and  interest  due prior to  February  5,       $ 10,947     $  11,500
1995, unsecured (in default) (Note 6)

10% notes payable, due to officers of Key
Comm, principal and interest due December         13,504        17,004
2, 1995, unsecured


Note 2  Notes Payable

Notes payable consisted of the following at December 31, 1994 and April 30, 1995:

                                               December 31     April 30,
                                                  1994           1995
10%  note payable, due to officer  of  Key
Comm, principal and interest due December
2, 1995, unsecured (in default) (Notes  3         40,000           40,000
and 6)

16.5% note payable, due to officer of  Key
Car,  $50,000  due on or before  December
31,  1994  and $98,000 due on  or  before
April  30, 1995, secured by unfiled  deed         92,197           81,202
of  trust  on  the land and building  (in
default)

                                           $     156,648         $149,706

Long-term debt consists of the following:


                                               December 31,     April 30,
                                                   1994           1995
9%   mortgage   payable,   principal   and
interest payments payable at the rate  of
$2,832   monthly,  balloon  payment   due      $  351,222     $ 350,421
August  1,  2004,  secured  by  land  and
building

Less current portion                               (2,478)      (3,349)

                                               $  348,744   $  347,072


Note 2 - Notes Payable (continued)

Maturities of long-term debt are as follows:

     December 31,
        1995                                   $ 2,478
        1996                                     2,710
        1997                                     2,965
        1998                                     3,243
        1999                                     3,547
        Thereafter                             336,279

                                               $351,222

Note 3 - Stockholders' Equity

Stock Issuances

In connection with the organization of Key Car on March 15, 1994, Keystone was issued 10, 000 shares of Key Car common stock in exchange for $100.

On June 17, 1994, Key Car purchased from its president land and building for $672,720. The consideration to be paid consisted of the assumption of a first mortgage of $352,000 to an unrelated individual, the issuance of 172,720 shares of $1 stated value per share convertible preferred stock and a note payable to Key Car's president for $148,000 bearing interest at 16.5% with the final payment due April 30, 1995 (Note 2). The preferred stock is convertible into common stock of Key Car at the rate of one share of common stock for each share of preferred stock. If such preferred stock were converted to common stock, Key Car's president would own approximately 95% of Key Car. Key Car's president had entered into an agreement to purchase the property on March 10, 1994 for $392,214 from an unrelated individual. Therefore, for financial statement purposes, this land and building is recorded at the president's cost basis of $392,214 and the additional price paid by Key Car of $280,506 is recorded as a special distribution to Key Car's president.

In connection with the organization of Key Comm on March 30, 1994, Keystone was issued 1,200,000 shares of Key Comm common stock for services provided for organization of the Company.


Note 3 - Stockholders' Equity (continued)

Stock Issuances (continued)

On November 23, 1994, Key Comm purchased communication equipment from Keystone for 2,400,000 shares of Key Comm common stock (valued at $260,000) and the assumption of a $40,000 note payable. The asset has been recorded at Keystone's cost basis in the asset of $300,000.

Additional Paid-in-Capital

During April 1995, Keystone forgave $184,495 in advances made to Key Comm and Key Car and received no additional common shares (Note 4).

During April 1995, three officers of Key Comm contributed as capital $217,000 of accrued wages receiving no shares of common stock.

Stock Split

During May 1995, Key Comm's board of directors effected a 3:1 forward stock split. All Key Comm shares reflected in these financial statements have been restated to reflect the stock split.


Note 4 - Related Party Transactions

On April 30, 1994, Key Car entered into a three-year management agreement, with an officer of the Company to provide services with regards to managing the land and building owned by Key Car at the rate of $2,500 per month.

During the year ended December 31, 1994 and the four months ended April 30, 1995, the Companies were advanced, $178,090 and $6,405, respectively, from Keystone. During April 1995, Keystone forgave the $184,495 balance owed Keystone by the Companies.


Note 5 - Income Taxes

As of December 31, 1994 and April 30, 1995, total deferred tax assets, liabilities and valuation allowance are as follows:

                                               December 31,     April 30,
                                                   1994           1995
Deferred  tax  assets resulting  from  net
operating loss carry-forwards                  $ 20,900     $  47,300

Valuation allowance                             (20,900)      (47,300)

                                                $    -         $     -

At April 30, 1995, the Company had net operating loss carryforwards of approximately $215,000, which if not used, will expire as follows:

     Year of Expiration
         2009                                  $95,000
         2010                                  120,000

                                               $215,000


Note 6 - Commitments and Contingencies

Employment Agreements

In   October  1994,  Key  Comm  entered  into  three-year  employment agreements  with  two  officers which contain self  -renewing  terms, subject  to  the option of the Company to terminate the self-renewing
provision  near  the  end  of  each  term.   The  agreements  provide
severance  benefits  under certain conditions, of  either  one  times annual salary payable upon termination of employment or the remainder due  under the agreement.  The aggregate estimated contingency  under these agreements at April 30, 1995 is $280,000.  The agreements  also contain  a non-compete clause which requires the employee to pay  Key
Comm  liquidated damages of $75,000 each if the clause  is  violated.
During December 1995, these two employees were terminated by Key Comm allegedly for cause.  As of April 30, 1995, these two employees  were owed $48,301 for notes payable and $46,000 for accrued wages.


Note 6 - Commitments and Contingencies (continued)

Employment Agreements (continued)

In  October  1994, Key Comm also entered into a five-year  employment agreement  with  its president which is renewable for  an  additional
five-year  period  upon  acceptance by  Key  Comm's  president.   The
agreement  provides  severance benefits under certain  conditions  of either  one  times  annual  salary or the  remainder  due  under  the agreement.  The aggregate estimated contingency under this  agreement is $470,000 at April 30, 1995.

Litigation

Key  Comm filed a complaint against two former employees of Key  Comm alleging  the former employees breached their fiduciary duty  to  the
Company by engaging in an enterprise directly in competition with Key
Comm.   The  former  employees filed a countersuit against  Key  Comm alleging that Key Comm misrepresented and omitted material facts that led  to the former employees accepting employment with Key Comm.  One
June  28,  1996,  Key Comm and the former employees  entered  into  a settlement agreement in favor of Key Comm.

Lease Agreement as Lessor

On  December 1, 1994, Key Car entered into a two-year lease  with  an unrelated  individual, leasing the land and building as  a  used  car
lot.   The  tenant  was granted an option to purchase  the  land  and building  for  $500,000  through November 30,  1996  subject  to  the payment  of  certain minimum option payments which would  be  applied against  the  purchase price.  As of December 31, 1994,  $10,000  was received  as an option payment.  Minimum future rentals due  Key  Car under the lease are as follows:


     December 31,
        1995                                   $46,347
        1996                                    42,484

                                               $88,831


Note 6 - Commitments and Contingencies (continued)

Lease Agreement as Lessor (continued)

                                               December 31,     April 30,
                                                   1994           1995
 Land and building                             $  392,214      $  392,214
 Less accumulated depreciation                     (3,362)         (5,603)

                                               $  388,852      $  386,611

Note 7 - Subsequent Events

Acquisition Agreement

On May 10, 1995, Keystone exchanged all of the common shares of both Key Car and Key Comm to Comtec International, Inc. (Comtec) for 11,228,971 shares of Comtec's common stock. The acquisition will be accounted for as a reverse acquisition with all assets recorded at historical cost. Since the acquisition, Comtec has advanced in excess of $200,000 to Key Comm.

Pledge of Key Car Assets as Security for Comtec Debt

Subsequent to the reverse acquisition of Comtec, the Companies allowed Comtec to enter into a promissory note for $121,000 with an unrelated entity secured by a second deed of trust on the Key Car land and building and an assignment of rents.

Letters-of-Intent

On July 28, 1995, Key Comm entered into a letter of intent to acquire 100% of the outstanding stock of PCC Management, Inc. (PCC), an unrelated entity, in exchange for $9,000,000 of restricted convertible preferred stock of Key Comm. PCC is in the business of constructing and managing Specialized Mobile Radio (SMR) systems. Closing of this transaction has not yet occurred.


Note 7 - Subsequent Events (continued)

Letters-of-Intent (continued)

On July 31, 1995, Key Comm entered into an option agreement with Mobile-One Communications, Inc. (Mobile-One), an unrelated entity, to acquire certain SMR systems. Key Comm paid $50,000 for a two month option and was scheduled to pay an additional $125,000 by September 30, 1995 to extend the option for an additional two months. This payment was not made and the option was allowed to lapse.

On August 5, 1995, Key Comm entered into an Acquisition Agreement with Omni Range Communications (OMNI) , an unrelated entity, to acquire Management and Option Agreements for approximately 185 unconstructed 800 MHz channels for $75,000. Key Comm paid $25,000 and issued a note payable for the $50,000 balance, which note is secured by a - second deed of trust - on an office building owned by Comtec.